Filed Pursuant to Rule 424(b)(3)
Registration No. 333-187092

AMERICAN REALTY CAPITAL TRUST V, INC.
SUPPLEMENT NO. 1, DATED DECEMBER 18, 2013, TO SUPPLEMENT NO. 9, DATED OCTOBER 21, 2013,
TO THE PROSPECTUS, DATED APRIL 4, 2013

This supplement No. 1 to Supplement No. 9 (defined below), or Supplement No. 1, is part of the prospectus of American Realty Capital Trust V, Inc., or the Company, dated April 4, 2013, or the Prospectus, as supplemented by Supplement No. 8, dated September 27, 2013, or Supplement No. 8, and Supplement No. 9, dated October 21, 2013, or Supplement No. 9. This Supplement No. 1 supplements, modifies, supersedes and replaces Supplement No. 9 and should be read in conjunction with the Prospectus and Supplement No. 8. This Supplement No. 1 will be delivered with the Prospectus and Supplement No. 8.

The purpose of this Supplement No. 1 is to correct a printer error by which Supplement No. 9 was incorrectly filed with the U.S. Securities and Exchange Commission, omitting certain information contained in the typeset and printed version of Supplement No. 9. Supplement No. 9 was properly printed with all of the information contained in Supplement No. 1. This Supplement No. 1 is being filed solely to rectify the printer error described above in order to correctly file the complete Supplement No. 9 which was typeset and has been provided in hard copy along with the Prospectus and Supplement No. 8 to date.

AMERICAN REALTY CAPITAL TRUST V, INC.
SUPPLEMENT NO. 9, DATED OCTOBER 21, 2013,
TO THE PROSPECTUS, DATED APRIL 4, 2013

This prospectus supplement, or this Supplement No. 9, is part of the prospectus of American Realty Capital Trust V, Inc., or the Company, dated April 4, 2013, or the Prospectus, as supplemented by Supplement No. 8 dated September 27, 2013, or Supplement No. 8. This Supplement No. 9 supplements, modifies and supersedes certain information contained in the Prospectus and Supplement No. 8 and should be read in conjunction with the Prospectus and Supplement No. 8. This Supplement No. 9 will be delivered with the Prospectus and Supplement No. 8. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purpose of this Supplement No. 9 is to, among other things:

•	disclose operating information, including the status of our initial public offering, the shares currently available for sale, the status of distributions, the status of our share repurchase program, the status of fees paid and delivered, the real estate investment summary, and selected financial data;
•	add disclosure relating to our real estate investments; and
•	update disclosure relating to our advisor’s allocation policies.

	Supplement No. 9 Page No.	Prospectus Page No.
Operating Information
Status of the Offering	S-1	N/A
Shares Currently Available for Sale	S-1	N/A
Status of Distributions	S-1	N/A
Status of our Share Repurchase Program	S-3	N/A
Status of Fees Paid and Delivered	S-4	N/A
Real Estate Investment Summary	S-4	N/A
Selected Financial Data	S-7	N/A
Prospectus Updates
Conflicts of Interest	S-8	108
Investment Strategy, Objectives and Policies	S-9	118
Description of Real Estate Investments	S-9	133

i

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 68.0 million shares of common stock (excluding shares to be issued under our distribution reinvestment plan, or DRIP) on April 4, 2013. On April 25, 2013, we satisfied the general escrow conditions of our initial public offering. On such date, we received and accepted aggregate subscriptions equal to the minimum of $2.0 million in shares of common stock, broke escrow and issued shares to our initial investors who were admitted as stockholders. On May 21, 2013, we raised in excess of $85.0 million in aggregate gross proceeds from all investors for shares of our common stock. Accordingly, we began accepting subscriptions from all states, including from residents of Pennsylvania and Washington.

As of September 30, 2013, we had received aggregate gross proceeds of $1.5 billion, consisting of the sale of 58.8 million shares of common stock in our public offering and the receipt of $6.3 million from the DRIP. As of September 30, 2013, there were 59.0 million shares of our common stock outstanding, including restricted stock and shares issued under our DRIP.

On July 25, 2013, our board of directors, in consultation with management, authorized the close of our initial public offering as of September 18, 2013, in light of such amount of equity raised to date, our efficient capital deployment and robust pipeline and the need for an orderly close to our initial public offering. Furthermore, the board instructed management to apply prudent practices designed to supply clear communications and ample notice to the broker dealer community to allow for an orderly close to our initial public offering.

Accordingly, on July 25, 2013, we notified our selling group members of the authorization of our board of directors to close our initial public offering as of September 18, 2013. Subscriptions were required to be received by October 31, 2013 in good order and were required to be dated no later than September 18, 2013.

Subsequently, on September 5, 2013, our dealer manager notified our selling group members that, based on requests received from such selling group members and their respective clearing firms and to allow for an orderly quarter-end cutoff, we would now extend the date on which we would accept subscriptions to purchase common stock in our initial public offering from September 18, 2013 to September 30, 2013. As previously announced, we will continue to accept subscriptions for common stock in our initial public offering that are signed and dated on or before September 30, 2013, so long as subscriptions are received by October 31, 2013 in good order by DST Systems, Inc.

In light of the equity raise described above, we reallocated the remaining shares available under our original DRIP to our primary offering. Furthermore, as we have previously communicated and, in line with our best practices, we will close our offering as originally sized and will not raise additional capital through a follow-on offering.

On October 5, 2013, our amended and restated distribution reinvestment plan and direct stock purchase plan, or the new DRIP, became effective.

Shares Currently Available for Sale

As of September 30, 2013, there were 23.7 million shares available for sale in connection with our primary offering, excluding shares available under our new DRIP. A total of 14.7 million shares are available under our new DRIP, effective October 5, 2013.

Status of Distributions

On April 9, 2013, our board of directors authorized, and we declared, a distribution rate calculated based on stockholders of record each day during the applicable period at a rate of $0.004520548 per day, based on a per share price of $25.00. The distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

Distributions began to accrue on May 13, 2013, 15 days following our initial property acquisition. The first distribution was paid on June 3, 2013. During the three months ended June 30, 2013, distributions paid to common stockholders totaled $0.4 million, inclusive of $0.2 million of distributions for shares of common stock issued pursuant to our distribution reinvestment plan. During the three months ended June 30, 2013, cash used to pay distributions was generated from proceeds from our initial public offering and shares issued pursuant to our distribution reinvestment plan.

The following table shows the sources for the payment of distributions to common stockholders for the period presented:

	Three Months Ended June 30, 2013
(In thousands)		Percentage of Distributions
Distributions:
Distribution paid in cash	$173
Distributions reinvested	226
Total distributions	$399
Source of distribution coverage:
Cash flows provided by operations(1)	$—	—%
Common stock issued pursuant to the distribution reinvestment plan/offering proceeds	173	43.4%
Proceeds from issuance of common stock	226	56.6%
Proceeds from financings	—	—%
Total source of distribution coverage	$399	100.0%
Cash flows used in operations (GAAP(2) basis)(1)	$(112)
Net loss (in accordance with GAAP)	$(215)

(1)	Cash flows used in operations for the three months ended June 30, 2013 include acquisition and transaction related expenses of $0.1 million.
(2)	Accounting principles generally accepted in the United States of America, or GAAP.

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from January 22, 2013 (date of inception) to June 30, 2013:

(In thousands)	Period from January 22, 2013 (date of inception) to June 30, 2013
Distributions paid:
Common stockholders in cash	$173
Common stockholders pursuant to distribution reinvestment plan/offering proceeds	226
Total distributions paid	$399
Reconciliation of net loss:
Revenues	$35
Acquisition and transaction related	(112)
Depreciation and amortization	(19)
Other operating expenses	(148)
Net loss (in accordance with GAAP)(1)	$(244)

(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

Status of our Share Repurchase Program

Under our share repurchase program, or SRP, stockholders may request that we repurchase all or any portion, subject to certain minimum amounts described below, of their shares, if such repurchase does not impair our capital or operations.

Beginning with the filing of our second Quarterly Report on Form 10-Q (or our Annual Report on Form 10-K should such filing constitute the second quarterly financial filing) with the Securities and Exchange Commission, or the SEC, pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, following the earlier to occur of (i) our acquisition of $1.4 billion in total portfolio assets and (ii) April 4, 2015, which is two years from the effective date of this offering with the NAV pricing date, calculated on the basis of cost, including our pro rata share of debt attributable to such assets, the repurchase price for shares under the SRP will be based on our net asset value, or NAV. Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the SRP. The repurchase of shares will occur on the last business day prior to the filing of each quarterly financial filing (and in all events on a date other than a dividend payment date). Purchases under the SRP will be limited in any calendar year to 5% of the weighted average number of shares of common stock outstanding during the prior calendar year.

Prior to the commencement of the calculation of NAV, the number of shares repurchased may not exceed 5.0% of the weighted average number of shares of common stock outstanding at the end of the previous calendar year and the price per share for repurchases of shares of common stock will be as follows:

•	the lower of $23.13 and 92.5% of the price paid to acquire the shares, for stockholders who have continuously held their shares for at least one year;
•	the lower of $23.75 and 95.0% of the price paid to acquire the shares for stockholders who have continuously held their shares for at least two years;
•	the lower of $24.38 and 97.5% of the price paid to acquire the shares for stockholders who have continuously held their shares for at least three years; and
•	the lower of $25.00 and 100.0% of the price paid to acquire the shares for stockholders who have continuously held their shares for at least four years (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock).

Subject to limited exceptions, stockholders who request the repurchase of shares of our common stock within the first four months from the date of purchase will be subject to a short-term trading fee of 2.0%.

When a stockholder requests a repurchase and the repurchase is approved, we reclassify such obligation from equity to a liability based on the settlement value of the obligation. Shares purchased under the SRP have the status of authorized but unissued shares. As of June 30, 2013, we have not received any repurchase requests, and no shares of common stock have been repurchased.

Status of Fees Paid and Deferred

The following table reflects the fees and expense reimbursements incurred, forgiven and payable as of and for the periods presented (in thousands):

	Incurred Three Months Ended June 30, 2013 and the Period from January 22, 2013 (date of inception) to June 30, 2013	Forgiven Three Months Ended June 30, 2013 and the Period from January 22, 2013 (date of inception) to June 30, 2013	Payable as of June 30, 2013
Selling commissions and dealer manager fees	$39,676	$—	$760
Offering costs(1)	5,325	—	359
Acquisition fees and related cost reimbursements	48	—	—
Financing coordination fees	—	—	—
Other expense reimbursements	—	—	—

Real Estate Investment Summary

Real Estate Portfolio

The Company acquires and operates commercial properties. As of September 30, 2013, the properties the Company owned were 100.0% leased. The Company’s portfolio of real estate properties is comprised of the following properties as of September 30, 2013:

Portfolio	Acquisition Date	Number of Properties	Square Feet	Remaining Lease Term(1)	Annualized Rental Income(2) (in thousands)	Base Purchase Price(3) (in thousands)
Dollar General I	Apr. 2013 & May 2013	2	18,126	14.6	$172	$2,243
Walgreens I	Jul. 2013	1	10,500	24.0	242	3,632
Dollar General II	Jul. 2013	2	18,052	14.7	174	2,346
AutoZone I	Jul. 2013	1	7,370	13.8	111	1,519
Dollar General III	Jul. 2013	5	45,989	14.6	429	5,783
BSFS I	Jul. 2013	1	8,934	10.3	255	3,047
Dollar General IV	Jul. 2013	2	18,126	12.4	155	1,989
Tractor Supply I	Aug. 2013	1	19,097	14.2	305	4,074
Dollar General V	Aug. 2013	1	12,480	14.4	168	2,295
Mattress Firm I	Aug. 2013	1	5,000	11.7	221	2,531
Family Dollar I	Aug. 2013	1	8,050	7.8	81	955
Lowe’s I	Aug. 2013	5	671,313	15.8	4,689	58,695
O’Reilly Auto Parts I	Aug. 2013	1	10,692	16.8	83	1,005
Food Lion I	Aug. 2013	1	44,549	16.1	618	8,910
Family Dollar II	Aug. 2013	1	8,028	9.8	78	969
Walgreens II	Aug. 2013	1	14,490	19.5	340	3,200
Dollar General VI	Aug. 2013	1	9,014	12.4	107	1,431

Portfolio	Acquisition Date	Number of Properties	Square Feet	Remaining Lease Term(1)	Annualized Rental Income(2) (in thousands)	Base Purchase Price(3) (in thousands)
Dollar General VII	Aug. 2013	1	9,100	14.5	91	1,210
Family Dollar III	Aug. 2013	1	8,000	9.0	84	1,004
Chili’s I	Aug. 2013	2	12,700	12.2	403	5,760
CVS I	Aug. 2013	1	10,055	12.4	179	2,640
Joe’s Crab Shack I	Aug. 2013	2	16,012	13.5	662	7,975
Dollar General VIII	Sep. 2013	1	9,100	14.8	104	1,418
Tire Kingdom I	Sep. 2013	1	6,635	11.5	157	2,063
Auto Zone II	Sep. 2013	1	7,370	9.7	115	1,591
Family Dollar IV	Sep. 2013	1	8,320	9.8	74	879
Fresenius I	Sep. 2013	1	5,800	11.8	182	2,223
Dollar General IX	Sep. 2013	1	9,014	11.6	65	875
Advance Auto I	Sep. 2013	1	10,500	9.8	63	834
Walgreens III	Sep. 2013	1	15,120	12.5	352	4,839
Walgreens IV	Sep. 2013	1	13,500	11.0	197	2,796
CVS II	Sep. 2013	1	13,905	23.4	387	2,958
Arby's I	Sep. 2013	1	3,000	14.8	181	2,320
Dollar General X	Sep. 2013	1	9,100	14.5	96	1,305
AmeriCold I	Sep. 2013	9	1,407,166	14.0	12,722	169,797
Home Depot I	Sep. 2013	2	1,315,200	13.4	5,990	77,173
New Breed Logistics I	Sep. 2013	1	390,486	8.1	1,913	24,149
AMEX Travel I	Sep. 2013	2	785,164	6.4	7,383	89,368
L.A. Fitness I	Sep. 2013	1	45,000	10.4	875	11,780
Sun Trust Bank I	Sep. 2013	32	182,400	4.3	4,018	57,981
National Tire & Battery I	Sep. 2013	1	10,795	10.2	93	1,311
Circle K I	Sep. 2013	19	54,521	15.1	1,770	25,815
Walgreens V	Sep. 2013	1	14,490	13.9	380	5,750
Walgreens VI	Sep. 2013	1	14,560	15.6	295	4,470
FedEx I	Sep. 2013	1	21,662	9.7	220	2,999
Walgreens VII	Sep. 2013	10	145,665	16.1	2,861	42,346
O'Charley's I	Sep. 2013	20	135,481	18.1	3,649	49,765
Krystal I	Sep. 2013	6	12,669	16.0	701	8,522
Merrill Lynch Pierce Fenner & Smith I	Sep. 2013	3	553,941	11.2	12,713	156,733
1st Constitution Bancorp I	Sep. 2013	1	4,500	10.3	131	1,857
American Tire Distributors I	Sep. 2013	1	125,000	10.3	681	8,457
		158	6,315,741	12.3	$68,015	$885,587

(1)	Remaining lease term in years as of September 30, 2013, calculated on a weighted-average basis.
(2)	Annualized rental income as of September 30, 2013 for the portfolio on a straight-line basis.
(3)	Contract purchase price, excluding transaction costs.

Future Lease Expirations

The following is a summary of lease expirations for the next ten years at the properties we owned as of September 30, 2013:

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1) Represented by Expiring Leases (in thousands)	Percentage of Total Annualized Rental Income Represented by Expiring Leases	Total Rentable Square Feet of Expiring Leases	Percentage of Leased Area Represented by Expiring Leases
October 1, 2013 – December 31, 2013	—	$—	0.00%	—	0.00%
2014	—	—	0.00%	—	0.00%
2015	—	—	0.00%	—	0.00%
2016	—	—	0.00%	—	0.00%
2017	28	3,691	5.43%	168,899	2.67%
2018	4	325	0.48%	13,501	0.21%
2019	1	3,970	5.84%	389,377	6.17%
2020	1	3,413	5.02%	395,787	6.27%
2021	2	1,994	2.93%	398,536	6.31%
2022	1	84	0.12%	8,000	0.13%
Total	37	$13,477	19.82%	1,374,100	21.76%

(1)	Annualized rental income as of September 30, 2013 for the leases expiring on a straight-line basis.

Tenant Concentration

The following table lists tenants with square footage that is greater than 10% of the total portfolio square footage as of September 30, 2013:

Tenant	Number of Units Occupied by Tenant	Rentable Square Feet	Rentable Square Feet as a Percentage of Total Portfolio	Lease Expiration Date	Average Remaining Lease Term(1)	Renewal Options	Annualized Rental Income(2) (in thousands)
AmeriCold	9	1,407,166	22.3%	9/27/2027	14.0	Four five-year options	$12,722
Home Depot	2	1,315,200	20.8%	1/31/2027	13.4	Three five-year options	$5,990
AMEX Travel	2	785,164	12.4%	Various	6.4	Five five-year options	$7,383
Lowe’s	5	671,313	10.6%	Various	15.8	Six five-year options	$4,689

(1)	Remaining lease term in years as of September 30, 2013, calculated on a weighted-average basis.
(2)	Annualized rental income as of September 30, 2013 for the tenant portfolio on a straight-line basis.

Selected Financial Data

The following tables show selected financial data as June 30, 2013 and for the period from January 22, 2013 (date of inception) to June 30, 2013:

Balance sheet data (in thousands)	June 30, 2013
Total real estate investments, at cost	$2,243
Total assets	360,662
Total liabilities	4,077
Total stockholders' equity	356,585

Operating data (in thousands, except share and per share data)	For the Period from January 22, 2013 (date of inception) to June 30, 2013
Total revenues	$35
Expenses:
Property operating	6
Acquisition and transaction related	112
General and administrative	142
Depreciation and amortization	19
Total expenses	279
Net loss	$(244)
Other data:
Cash flows used in operating activities	$(112)
Cash flows used in investing activities	(4,414)
Cash flows provided by financing activities	350,561
Per share data:
Basic and diluted weighted-average shares outstanding	3,100,904
Basic and diluted net loss per share	$(0.08)

PROSPECTUS UPDATES

Conflicts of Interests

The following disclosure hereby replaces in their entirely the three paragraphs under the heading “Investment Rights and Obligations” on page 108 of the Prospectus, as supplemented.

“On April 4, 2013, we entered into an investment opportunity allocation agreement, or the net lease allocation agreement, with ARCP (solely with respect to long-term duration net lease acquisitions), ARCT IV and ARC DNAV, or collectively with us, the ARC Funds, which among other things, places a priority on allocating each potential freestanding, single-tenant real estate assets net leased to investment grade and other creditworthy tenants with a lease duration of 10 or more years, or a proposed net lease property acquisition, to ARCT IV until such time as ARCT IV has substantially completed its acquisitions. This priority would not apply should any acquisitions overly concentrate ARCT IV in a particular industry, geographical region or tenant. On June 3, 2013, ARCT IV announced that it anticipated fully deploying its capital within the following 60 days, having substantially completed the identification of all of its acquisitions. Thus, such priority of allocation to ARCT IV was no longer necessary as of that date.

The net lease allocation agreement also provides that, after such time as ARCT IV’s priority is lifted and except as may otherwise be agreed upon between the board of directors of the ARC Funds, if the advisor of an ARC Fund determines that one or more proposed net lease property acquisition is appropriate for its ARC Fund, and assuming each ARC Fund has sufficient capital to support such proposed net lease property acquisition, such proposed net lease property acquisition will be submitted to the board of directors of each ARC Fund for a vote on whether to pursue such proposed net lease property acquisition. If the board of directors of more than one ARC Fund approves to pursue such proposed net lease property acquisition, then the acquisitions of such properties will be subject to rotation among the ARC Funds, depending on whether the ARC Funds have sufficient capital to acquire all or some of the proposed net lease property acquisition and which ARC Fund most recently made a net lease property acquisition.

On May 14, 2013, we entered into a separate investment opportunity allocation agreement, or the domestic office/industrial allocation agreement, with the ARC Funds and ARC Global, which governs our ability to make investments in our target assets. Pursuant to this domestic office/industrial allocation agreement, each opportunity to acquire net lease real estate in the United States with tenants concentrated in the office, industrial and special purpose sectors sourced by our advisor or its affiliates, or a proposed domestic office/industrial property acquisition, shall first be offered to ARC Global. To the extent that ARC Global passes on a proposed domestic office/industrial property acquisition, such opportunity will be made available to the ARC Funds on the same basis as proposed net lease property acquisitions as described above.

On May 19, 2013, we entered into a separate investment opportunity allocation agreement, or the New York allocation agreement, with NYRR and the other ARC Funds, which, among other things, places a priority on allocating each potential freestanding, single-tenant real estate assets net leased to investment grade and other creditworthy tenants with a lease duration of 10 or more years located in the five boroughs of New York City (Manhattan, the Bronx, Queens, Brooklyn and Staten Island), or a proposed New York property acquisition, to NYRR until such time as NYRR has substantially completed its acquisitions. After such time as NYRR’s priority is lifted, proposed New York property acquisitions will be made available to the ARC Funds on the same basis as proposed net lease property acquisitions as described above.

In connection with ARCP’s previously announced transition to self-management whereby ARCP would have a fully-integrated management team, including real estate underwriting, due diligence, asset and property management and real estate brokerage personnel, it is anticipated that ARCP will no longer be a party to the net lease allocation agreement, the domestic office/industrial allocation agreement or the New York allocation agreement.

ARC and its affiliates provide seasoned institutional investment, management, advisory, fund raising, acquisitions and other services to the ARC Funds and in the future will continue to provide certain of these services for which they were or will be, as applicable, paid fees and reimbursed for certain expenses from the ARC Funds, as applicable. Certain executive officers and executive directors of the ARC Funds, ARC Global and NYRR are principals of ARC. Additionally, certain executive positions at the ARC Funds, ARC Global and NYRR are occupied by the same individuals. Consistent with ARC’s industry best practices, none of the ARC Funds, ARC Global nor NYRR will share any independent directors.”

Investment Strategy, Objectives and Policies

The following disclosure is hereby added immediately prior to the paragraph “Terms of Leases” on page 118 of the Prospectus.

“Pursuant to the domestic office/industrial allocation agreement we have entered into with the other ARC Funds and ARC Global, ARC Global has priority over proposed domestic office/industrial property acquisitions. Additionally, pursuant to the New York allocation agreement we have entered into with the other ARC Funds and NYRR, NYRR has priority over proposed New York property acquisitions. See the section entitled “Conflicts of Interests — Investment Rights and Obligations” in this prospectus for additional discussion regarding the investment opportunity allocation agreements and how our advisor and its affiliates allocates net lease property acquisition opportunities amongst us, the other ARC Funds, ARC Global and NYRR.”

Description of Real Estate Investments

The following disclosure is added as a new section immediately prior to “Selected Financial Data” on page 133 of the Prospectus.

“DESCRIPTION OF REAL ESTATE INVESTMENTS

We have acquired the following real estate investments through September 30, 2013:

Discount Retail

•	1 freestanding Dollar General store located in Mission, Texas purchased on April 29, 2013 and 1 freestanding Dollar General store located in Sullivan, Missouri purchased on May 3, 2013, or Dollar General I;
•	2 freestanding Dollar General stores located in Louisiana (Bogalusa and Donaldsonville) purchased on July 12, 2013, or Dollar General II;
•	5 freestanding Dollar General stores located in Michigan (Athens, Fowler, Hudson, Muskegon and Reese) purchased on July 16, 2013, or Dollar General III;
•	2 freestanding Dollar General stores located in Bainbridge, Georgia and Vanleer, Tennessee purchased on July 29, 2013, or Dollar General IV;
•	1 freestanding Dollar General store located in Meraux, Louisiana purchased on August 2, 2013, or Dollar General V;
•	1 freestanding Dollar General store located in Natalbany, Louisiana purchased on August 23, 2013, or Dollar General VI;
•	1 freestanding Dollar General store located in Gasburg, Virginia purchased on August 23, 2013, or Dollar General VII;
•	1 freestanding Dollar General store located in Stanleytown, Virginia purchased on September 6, 2013, or Dollar General VIII;
•	1 freestanding Dollar General store located in Mabelvale, Arkansas purchased on September 13, 2013, or Dollar General IX;
•	1 freestanding Dollar General store located in Greenwell Springs, Louisiana purchased on September 24, 2013, or Dollar General X;
•	1 freestanding Family Dollar store located in Butler, Kentucky purchased on August 12, 2013, or Family Dollar I;
•	1 freestanding Family Dollar store located in Danville, Arkansas purchased on August 21, 2013, or Family Dollar II;

•	1 freestanding Family Dollar store located in Challis, Idaho purchased on August 27, 2013, or Family Dollar III; and
•	1 freestanding Family Dollar store located in Oil City, Louisiana purchased on September 9, 2013, or Family Dollar IV.

Pharmacy

•	1 Walgreens pharmacy located in Pine Bluff, Arkansas purchased on July 8, 2013, or Walgreens I;
•	1 ground leasehold interest in a Walgreens pharmacy located in Tucker, Georgia purchased on August 23, 2013, or Walgreens II;
•	1 Walgreens pharmacy located in Lansing, Michigan purchased on September 19, 2013, or Walgreens III;
•	1 Walgreens pharmacy located in Beaumont, Texas purchased on September 20, 2013, or Walgreens IV;
•	1 Walgreens pharmacy located in Oklahoma City, Oklahoma purchased on September 27, 2013, or Walgreens V;
•	1 Walgreens pharmacy located in Gillete, Wyoming purchased on September 27, 2013, or Walgreens VI;
•	10 Walgreens pharmacies located in Florida (Rockledge), Illinois (Alton, Bloomington, Mahomet, Springfield and Washington), Michigan (Monroe) and Missouri (2 in Florissant and 1 in St. Louis) purchased on September 30, 2013, or Walgreens VII;
•	1 CVS pharmacy located in Anniston, Alabama purchased on August 30, 2013, or CVS I; and
•	1 ground leasehold interest in a CVS pharmacy located in Holyoke, Massachusetts purchased on September 19, 2013, or CVS II.

Auto Retail

•	1 AutoZone store located in Cut Off, Louisiana purchased on July 16, 2013, or AutoZone I;
•	1 AutoZone store located in Temple, Georgia purchased on September 6, 2013, or AutoZone II;
•	1 O’Reilly Auto Parts store located in Maintowoc, Wisconsin purchased on August 19, 2013, or O’Reilly Auto Parts I;
•	1 Advance Auto store located in Angola, Indiana purchased on September 19, 2013, or Advance Auto I; and
•	1 American Tire Distributors, or ATD, distribution facility in Chattanooga, Tennessee purchased on September 30, 2013, or ATD I.

Auto Services

•	1 freestanding Bridgestone/Firestone, or BSFS, service center located in Fort Myers, Florida purchased on July 18, 2013, or BSFS I;
•	1 freestanding Tire Kingdom service center located in Lake Wales, Florida, purchased on September 4, 2013, or Tire Kingdom I; and
•	1 freestanding National Tire & Battery service center located in San Antonio, Texas purchased on September 24, 2013, or National Tire & Battery I.

Specialty Retail

•	1 Tractor Supply store located in Vernon, Connecticut purchased on August 1, 2013, or Tractor Supply I; and
•	1 Mattress Firm store located in Tallahassee, Florida purchased on August 7, 2013, or Mattress Firm I.

Home Maintenance

•	2 ground leasehold interests in Lowe’s stores located in Macon, Georgia and Fayetteville, North Carolina and 2 Lowe’s stores located in North Carolina (New Bern and Rocky Mount) purchased on August 19, 2013 and 1 ground leasehold interest in a Lowe’s store located in Aiken, South Carolina purchased on August 21, 2013, or Lowe’s I; and
•	2 Home Depot stores located in Birmingham, Alabama and Valdosta, Georgia, purchased on September 24, 2013, or Home Depot I.

Supermarket

•	1 Food Lion supermarket located in Charlotte, North Carolina purchased on August 20, 2013, or Food Lion I.

Restaurant

•	2 Chili’s restaurants located in Texas (Lake Jackson and Victoria) purchased on August 30, 2013, or Chili’s I;
•	2 Joe’s Crab Shack restaurants located in Westminster, Colorado and Houston, Texas purchased on August 30, 2013, or Joe’s Crab Shack I;
•	1 Arby’s restaurant located in Hernando, Mississippi purchased on September 19, 2013, or Arby’s I;
•	20 O’Charley’s restaurants located in Alabama (Daphne and Foley), Georgia (Carrollton, Conyers, Kennesaw and McDonough), Illinois (Champaign), Indiana (Corydon and Greenfield), Kentucky (Lexington), Louisiana (Lake Charles), Mississippi (Hattiesburg and Southaven), North Carolina (Salisbury), Ohio (Columbus, Grove City and Springfield), South Carolina (Simpsonville) and Tennessee (Clarksville and Murfreesboro) purchased on September 30, 2013, or O’Charley’s I; and
•	6 Krystal Burgers restaurants located Florida (Jacksonville), Georgia (Columbus and Fort Oglethorpe) and Tennessee (Chattanooga, Cleveland and Madison) purchased on September 30, 2013, or Krystal Burgers I.

Healthcare

•	1 Fresenius dialysis center located in Montevallo, Alabama purchased on September 12, 2013, or Fresenius I.

Fitness

•	1 L.A. Fitness fitness center located in Houston, Texas purchased on September 24, 2013, or L.A. Fitness I.

Freight

•	1 New Breed Logistics distribution facility located in Hanahan, South Carolina purchased on September 24, 2013, or New Breed Logistics I; and
•	1 FedEx Ground distribution facility located in Watertown, South Dakota purchased on September 30, 2013, or FedEx I.

Gas/Convenience

•	19 Circle K’s located in Iowa (Burlington, Clinton and Muscatine), Illinois (Aledo, 2 in Bloomington, Champaign, Galesburg, 2 in Jacksonville, Mattoon, Morton, Paris, Staunton, Vandalia and Virden) Indiana (Lafayette) and Ohio (Bedford and Streetsboro) purchased on September 30, 2013, or Circle K I;

Food Storage

•	9 AmeriCold food storage facilities located in Georgia (Cartersville, Douglas and 2 in Pendergrass), Illinois (Belvidere), Minnesota (Brooklyn Park and Zumbrota) and South Carolina (Gaffney and Piedmont) purchased on September 24, 2013, or AmeriCold I.

Financial Services

•	2 American Express Travel Related Services Company, Inc., or AMEX Travel, offices located in Greensboro, North Carolina and Salt Lake City, Utah, purchased on September 24, 2013, or AMEX Travel I; and
•	3 Merrill Lynch, Pierce, Fenner & Smith offices located in Hopewell, New Jersey purchased on September 30, 2013, or Merrill Lynch, Pierce, Fenner & Smith I.

Retail Banking

•	31 SunTrust bank branches located in the District of Columbia (Washington), Florida (Brooksville, Fort Pierce, New Smyrna Beach, 2 in Orlando and West Palm Beach), Georgia (Athens, Atlanta, Brunswick, Dunwoody, Thomson and Waycross), Maryland (Landover), North Carolina (Burlington, Cary, Pittsboro, Spencer, Stokesdale, Summerfield and Waynesville), South Carolina (Fountain Inn), Tennessee (Chattanooga, Cleveland, Nashville, Oak Ridge and Savannah) and Virginia (Doswell, Nassawadox, New Market and Vinton) and 1 SunTrust office located in Atlanta, Georgia purchased on September 24, 2013, or SunTrust I; and
•	1 First Constitution Bancorp bank branch located in Hightstown, NJ purchased on September 30, 2013, or First Constitution Bancorp I.

Dollar General Portfolio

Each of the properties is 100% leased to a subsidiary of Dollar General Corporation (NYSE: “DG”) and the leases are guaranteed by Dollar General Corporation, which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenant is to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the buildings, and the cost of all capital expenditures, in addition to base rent. We funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on these properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Dollar General Corporation is the largest small-box discount retailer in the United States. Dollar General Corporation’s stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices.

The following table provides information relating to the sellers, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller(s)	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Dollar General I	2	RSBR Investments, LLC	$2.2 million	15.0	None	Three five-year options	18,126	$0.2 million

Dollar General II	2	Sullivan DG, LLC and Plank DG, LLC	$2.3 million	14.9	None	Three five-year options	18,052	$0.2 million

Dollar General III	5	Midwest V, LLC	$5.8 million	14.9	Varies	Five five-year options	45,989	$0.4 million

Dollar General IV	2	Lucinda Rae Marino, Surviving Co-Trustee of the Beil Family Trust Dated September 22, 1975 – Martial Trust and the Beil Family Trust Dated September 22, 1975 – Survivor’s Trust	$2.0 million	12.6	3% increase in the 11th lease year	Three to Four five-year options	18,126	$0.2 million

Portfolio	Number of Properties	Seller(s)	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Dollar General V	1	Meraux DG, LLC	$2.3 million	14.5	3% increase in the 11th lease year	Four five-year options	12,480	$0.2 million

Dollar General VI	1	D’Argent Properties, LLC	$1.4 million	9.6	None	Three five-year options	9,014	$0.1 million

Dollar General VII	1	KeBay Capital Corp. and Par 5 Development Group, LLC	$1.2 million	14.6	3% increase in the 11th lease year	Five five-year options	9,100	$0.1 million

Dollar General VIII	1	KeBay Capital Corp. and Par 5 Development Group, LLC	$1.4 million	14.9	3% increase in the 11th lease year	Five five-year options	9,100	$0.1 million
Dollar General IX	1	Mike Pinney	$0.9 million	11.6	3% increase in the 11th lease year	Five five-year options	9,014	$0.1 million
Dollar General X	1	Senic DG, LLC	$1.3 million	14.5	3% increase in the 11th lease year	Three five-year options	9,100	$0.1 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe each property is suitable and adequate for its uses.

We intend to adequately insure each property.

The Federal tax basis and the rate of depreciation for the properties will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

Family Dollar Portfolio

Each of the properties are 100% leased to a wholly owned subsidiary of Family Dollar Stores, Inc. (NYSE: “FDO”), and all of the leases are guaranteed by Family Dollar Stores, Inc., which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenant is to pay substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building and the costs of all capital expenditures, in addition to base rent. We funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on these properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Family Dollar Stores, Inc. is a regional chain of variety stores in the United States that opened its first location in 1959. Family Dollar Stores, Inc. currently operates a chain of general merchandise retail discount stores, providing consumers with a selection of low-priced merchandise in neighborhood stores.

The following table provides information relating to the sellers, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Family Dollar I	1	Red River Development, LLC	$1.0 million	7.9	None	Four five-year options	8,050	$0.1 million
Family Dollar II	1	FD Danville, LLC	$1.0 million	9.9	None	Six five-year options	8,028	$0.1 million

Portfolio	Number of Properties	Seller	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Family Dollar III	1	Ninth Avenue, LLC	$1.0 million	9.1	None	Six five-year options	8,000	$0.1 million
Family Dollar IV	1	Capstone Enterprises, LLC	$0.9 million	9.8	None	Six five-year options	8,320	$0.1 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe each property is suitable and adequate for its uses.

We intend to adequately insure each property.

The Federal tax basis and the rate of depreciation for the properties will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

Walgreens Portfolio

Each of the properties are 100% leased to Walgreen Co. (NYSE: “WAG”) or a subsidiary of Walgreen Co., and all of the leases are guaranteed by Walgreen Co., which carries an investment grade credit rating as determined by major credit rating agencies. The tenant leases are net whereby the tenant is to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The ground lease is net whereby we, as the ground lessee, are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all caital expenditures, in addition to base rent. We funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on these properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Walgreen Co., together with its subsidiaries, operates the largest drugstore chain in the United States. Walgreens provides its customers with convenient, multichannel access to consumer goods and services, pharmacy, and health and wellness services in communities across America. Walgreens offers its products and services through drugstores, as well as through mail, by telephone and online.

The following table provides information relating to the sellers, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Walgreens I	1	STAMJA-DT AR Properties, LLC	$3.6 million	24.3	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	10,500	$0.2 million
Walgreens II	1	LAVISTA 29, LLC	$3.2 million	19.6	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	14,490	$0.3 million
Walgreens III	1	S & J Migaldi, LLC	$4.8 million	12.5	None	Lease term is 60 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	15,120	$0.4 million

Portfolio	Number of Properties	Seller	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Walgreens IV	1	3990 ELD, LLC	$2.8 million	11.0	None	Lease term is 60 years; however, the tenant has the option to terminate the lease after 360 months (30 years)	13,500	$0.2 million
Walgreens V	1	LIPIN Associates, LLC	$5.8 million	13.9	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	14,490	$0.4 million
Walgreens VI	1	S. Barry Lipin, LLC	$4.4 million	15.6	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	14,560	$0.3 million
Walgreens VII	10	Fortress Investment Group LLC	$42.3 million	16.1	None	Lease term is 75 years; however, the tenant has the option to terminate the lease after 300 months (25 years)	145,665	$2.9 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe each property is suitable and adequate for its uses.

We intend to adequately insure each property.

The Federal tax basis and the rate of depreciation for the properties will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

CVS Caremark Portfolio

The properties are 100% leased to CVS Caremark Corporation (NYSE: “CVS”) and the leases are guaranteed by CVS Caremark Corp., which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby we, as the landlord, are responsible for maintaining the roof and structure of the building and the tenant is required to pay substantially all other operating expenses, in addition to base rent. The ground lease is net whereby we, as the ground lessee, are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. We funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on this property post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

CVS Caremark Corporation, together with its subsidiaries, is the largest integrated pharmacy health care provider in the United States.

The following table provides information relating to the sellers, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
CVS I	1	LEE Vic, Inc.	$2.6 million	12.4	16% decrease in the 11th lease year and 14% increase in the 21st lease year	Four five-year options	10,055	$0.2 million
CVS II	1	Lower Westfield Road, LLC	$3.0 million	23.4	10% increase in the 6th, 11th, 16th and 21st lease years	Six five-year options	13,905	$0.4 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe each property is suitable and adequate for its uses.

We intend to adequately insure the properties.

The Federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

AutoZone Portfolio

The properties are 100% leased to a subsidiary of AutoZone, Inc. (NYSE: “AZO”), which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenant is required to pay substantially all operating expenses in addition to base rent, excluding AutoZone II, for which we are required to pay all costs to maintain and repair the roof and structure of the building. We funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on these properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

AutoZone, Inc. is the nation’s leading retailer, and a leading distributor, of automotive replacement parts and accessories in the United States.

The following table provides information relating to the sellers, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
AutoZone I	1	AZO Cut Off, LLC	$1.5 million	14.1	5% increase in the 11th lease year	Four five-year options	7,370	$0.1 million
AutoZone II	1	Arciterra AZ Temple GA, LLC	$1.6 million	9.7	None	Four five-year options	7,370	$0.1 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe each property is suitable and adequate for its uses.

We intend to adequately insure the properties.

The Federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

O’Reilly Auto Parts Portfolio

The property is 100% leased to O’Reilly Automotive Inc. (NASDAQ: “ORLY”), which carries an investment grade credit rating as determined by major credit rating agencies. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on this property post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

O’Reilly Automotive, Inc., together with its subsidiaries, is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, selling its products to both do-it-yourself and professional service provider customers.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
O’Reilly Auto Parts I	1	Rex Radio and Television, Inc.	$1.0 million	16.9	8% increase in the 6th, 11th and 16th lease years	Four five-year options	10,692	$0.1 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe the property is suitable and adequate for its uses.

We intend to adequately insure the property.

The Federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

Advance Auto Portfolio

The property is 100% leased to to Advance Stores Co., Inc., a wholly owned subsidiary of Advance Auto Parts, Inc. (NYSE: AAP), the lease is guaranteed by Advance Auto Parts, Inc., which carries an investment grade credit rating as determined by major credit rating agencies. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on this property post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Advance Auto Parts, Inc. operates as a retailer of automotive aftermarket parts, accessories, batteries, and maintenance items. The company’s operations are divided into two segments: Advance Auto Parts (AAP) and Autopart International (AI). The AAP segment operates stores which primarily offer auto parts, including, among other items, alternators, batteries, chassis parts, clutches, engines and engine parts, radiators, starters and transmissions.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Advance Auto I	1	Zurich Equity Holdings, LLC	$0.8 million	9.8	None	Three five-year options	10,500	$0.1 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe the property is suitable and adequate for its uses.

We intend to adequately insure the property.

The Federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

American Tire Distributors Portfolio

The property is 100% leased to American Tire Distributors, Inc. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on this property post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

American Tire Distributors, Inc. operates as a replacement tire distributor in the United States and Canada.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller(s)	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
American Tire Distributors I	1	Fortress Investment Group, LLC	$8.5 million	10.3	6% increase in 4th, 7th and 10th lease year	Two five-year options	125,000	$0.7 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe the property is suitable and adequate for its uses.

We intend to adequately insure the property.

The Federal tax basis and the rate of depreciation for the properties will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

Bridgestone/Firestone Portfolio

The property is 100% leased to a subsidiary of Bridgestone Corporation (TYO: “5108”), which carries an investment grade credit rating as determined by major credit rating agencies. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on this property post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Bridgestone Corporation is the world’s largest tire and rubber company.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
BSFS I	1	First City South, LLC	$3.0 million	10.6	10% increase in the 6th and 11th lease years	Four five-year options	8,934	$0.3 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe the property is suitable and adequate for its uses.

We intend to adequately insure the property.

The Federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

Tire Kingdom Portfolio

The property is 100% leased to Tire Kingdom, Inc., which is a wholly-owned subsidiary of TBC Corporation. In 2005, TBC Corporation was purchased by Sumitomo Corporation of America, the largest subsidiary of Sumitomo Corporation (TYO: “8053”), which carries an investment grade credit rating as determined by major credit rating agencies. The lease is guaranteed by TBC Corporation. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on this property post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Tire Kingdom, Inc. operates as an independent tire and automotive services retailer in the United States.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Tire Kingdom I	1	Lake Wales, LLC	$2.1 million	11.6	Increase by the greater of CPI or 5% (not to exceed 15%) in the 6th, 11th and 16th lease years	Three five-year options	6,635	$0.2 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe the property is suitable and adequate for its uses.

We intend to adequately insure the property.

The Federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

National Tire & Battery Portfolio

The property is 100% leased to NTW Incorporated, which is a wholly-owned subsidiary of TBC Corporation. In 2005, TBC Corporation was purchased by Sumitomo Corporation of America, the largest subsidiary of Sumitomo Corporation (TYO: “8053”), which carries an investment grade credit rating as determined by major credit rating agencies. The lease is guaranteed by TBC Corporation. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on this property post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

National Tire & Battery operates as a tire retailer.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
National Tire & Battery I	1	Donald L. Paulter and Richard H. Meis	$1.3 million	10.2	Increase by the lesser of twice CPI or 7.5% in the 6th, 11th and 16th lease years	Four five-year options	10,795	$0.1 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe the property is suitable and adequate for its uses.

We intend to adequately insure the property.

The Federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

Tractor Supply Portfolio

The property is 100% leased to Tractor Supply Company (NASDAQ: “TSCO”). The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on this property post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Tractor Supply Company is the largest operator of retail farm and ranch stores in the United States and is focused on supplying the lifestyle needs of recreational farmers and ranchers and those who enjoy the rural lifestyle, as well as tradesmen and small businesses.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Tractor Supply I	1	Amigos 3, LLC	$4.1 million	14.3	10% increase in the 6th and 11th lease years	Four five-year options	19,097	$0.3 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe the property is suitable and adequate for its uses.

We intend to adequately insure the property.

The Federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

Mattress Firm Portfolio

The property is 100% leased to Mattress Firm, Inc. which is a wholly owned subsidiary of Mattress Firm Holding Corp. (NASDAQ: “MFRM”) and the lease is guaranteed by Mattress Holding Corp., which is also a wholly owned subsidiary of Mattress Firm Holding Corp. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on this property post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Mattress Firm Holding Corp. is a leading specialty retailer of mattresses and related products and accessories in the United States.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Mattress Firm I	1	MF Tallahassee, LLC	$2.5 million	11.8	10% increase in the 6th and 11th lease years	Two five-year options	5,000	$0.2 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe the property is suitable and adequate for its uses.

We intend to adequately insure the property.

The Federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

Lowe’s Portfolio

The properties are 100% leased to Lowe’s Home Centers, Inc. and the leases are guaranteed by Lowe’s Companies, Inc. (NYSE: “LOW”), which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenants are required to pay substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. The ground leases are net whereby we, as the ground lessee, are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. We funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on these properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Lowe’s Companies, Inc., together with its subsidiaries, is a Fortune® 100 company and the world’s second largest home improvement retailer.

The following table provides information relating to the sellers, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller(s)	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Lowe’s I	5	Various	$58.7 million	15.9	Varies	Six five-year options	671,313	$4.7 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe each property is suitable and adequate for its uses.

We intend to adequately insure each property.

The Federal tax basis and the rate of depreciation for the properties will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

Home Depot Portfolio

The properties are 100% leased to Home Depot U.S.A., Inc., a wholly-owned subsidiary of The Home Depot, Inc., and the leases are guaranteed by The Home Depot, Inc. (NYSE: “HD”), which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenants are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on these properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

The Home Depot, Inc. and its subsidiaries operate The Home Depot stores, which are full-service, warehouse-style stores that stock approximately 30,000 to 40,000 different kinds of building materials, home improvement supplies and lawn and garden products that are sold to do-it-yourself customers, do-it-for-me customers and professional customers.

The following table provides information relating to the sellers, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller(s)	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Home Depot I	2	Inland American Real Estate Trust, Inc.	$77.2 million	13.4	2% increase annually	Three five-year options	1,315,200	$6.0 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe each property is suitable and adequate for its uses.

We intend to adequately insure each property.

The Federal tax basis and the rate of depreciation for the properties will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

Set forth below are summary financial statements of the parent of the tenant as described above. The Home Depot, Inc. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding The Home Depot, Inc. are taken from such filings:

(Amounts in Millions)	Six Months Ended August 4, 2013 (Unaudited)	Fiscal Year Ended(1)
		February 3, 2013 (Audited)	January 29, 2012 (Audited)	January 30, 2011 (Audited)
Condensed Consolidated Statements of Earnings
Net sales	$41,646	$74,754	$70,395	$67,997
Gross profit	14,400	25,842	24,262	23,304
Net earnings	3,021	4,535	3,883	3,338
Condensed Consolidated Balance Sheets
Total assets	42,192	41,084	40,518	40,125
Long-term debt, excluding current installments	11,450	9,475	10,758	8,707
Total stockholders’ equity	15,478	17,777	17,898	18,889

(1)	Fiscal year ended February 3, 2013 includes 53 weeks. Fiscal years ended January 29, 2012 and January 30, 2011 include 52 weeks.

Food Lion Portfolio

The property is 100% leased to Food Lion, LLC and the lease is guaranteed by Delhaize America, Inc. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on this property post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Food Lion I	1	Lilly Claire Company, LLC	$8.9 million	16.2	None	Six five-year options	44,549	$0.6 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe the property is suitable and adequate for its uses.

We intend to adequately insure the property.

The Federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

Chili’s Portfolio

The properties are 100% leased to Brinker Texas, L.P., and the leases are guaranteed by Brinker International, Inc., which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenants are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on these properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Brinker International, Inc. is one of the world’s leading casual dining restaurant companies.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Chili’s I	2	Jose G. Diaz Trust	$5.8 million	12.3	None	Two five-year options	12,700	$0.4 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe each property is suitable and adequate for its uses.

We intend to adequately insure each property.

The Federal tax basis and the rate of depreciation for the properties will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

Joe’s Crab Shack Portfolio

The properties are 100% leased to Crab Addison, Inc. as successor in interest by way of merger to Joe’s Crab Shack — Texas, Inc., and the leases are guaranteed by Ignite Restaurant Group, Inc. (NASDAQ: “IRG”) The leases are net whereby the tenants are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent.

Founded in 1991, Joe’s Crab Shack is an established, national chain of casual seafood restaurants. The menu offers a variety of unique, high quality seafood items, with an emphasis on crab and Southern flavors.

The following table provides information relating to the sellers, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller(s)	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Joe’s Crab Shack I	2	Rose Development, LLC and Blum Rose Houston, LLC	$8.0 million	13.6	10% increase in the 6th, 11th and 16th lease years	None	16,012	$0.7 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe each property is suitable and adequate for its uses.

We intend to adequately insure each property.

The Federal tax basis and the rate of depreciation for the properties will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.”

Arby’s Portfolio

The property is 100% leased to RTM Operating Company and the lease is guaranteed by Arby’s Restaurant Group, Inc. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on this property post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Arby's Restaurant Group, Inc., headquartered in Atlanta, Georgia, is the second largest quick-service sandwich chain in the U.S. with more than 3,400 restaurants in 48 states and five countries.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Arby’s I	1	Hernando Desoto-Lot 1, LLC	$2.3 million	14.8	5.5% increase in the 11th lease year and 5.7% increase in the 16th lease year	Four five-year options	3,000	$0.2 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe the property is suitable and adequate for its uses.

We intend to adequately insure the property.

The Federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

O’Charley’s Portfolio

The properties are 100% leased to O’Charley’s Inc. The leases are net whereby the tenants are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on these properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

O’Charley’s Inc. operates as a multi-concept restaurant company in the United States.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller(s)	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
O’Charley’s I	20	Fortress Investment Group, LLC	$49.8 million	18.1	None	Four five-year options	135,481	$3.6 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe each property is suitable and adequate for its uses.

We intend to adequately insure each property.

The Federal tax basis and the rate of depreciation for the properties will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

Krystal Portfolio

The properties are 100% leased to The Krystal Company. The leases are net whereby the tenants are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on these properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

The Krystal Company operates and franchises a chain of burger restaurants in 11 Southeastern states.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller(s)	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Krystal Burgers Corporation I	6	Fortress Investment Group, LLC	$8.5 million	16.0	2% increase in 2014, 2015, 2016 and 2017 and 7.5% increase every five years thereafter	Four five-year options	12,669	$0.7 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe each property is suitable and adequate for its uses.

We intend to adequately insure each property.

The Federal tax basis and the rate of depreciation for the properties will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

Fresenius Portfolio

The property is 100% leased to a subsidiary of Fresenius Medical Care Holdings, Inc., which is a wholly-owned subsidiary of Fresenius Medical Care AG & Co. KGaA (NYSE: “FMS”, a Germany-based holding and kidney dialysis company, operating in the fields of dialysis products and dialysis services. The lease is guaranteed by Fresenius Medical Care Holdings, Inc. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on this property post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Fresenius Medical Care Holdings Inc., doing business as Fresenius Medical Care North America, provides kidney dialysis services and renal care products in North America.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Fresenius I	1	Triple H Investments, LLC	$2.2 million	11.8	10% increase in the 6th, 11th and 16th lease years	Three five-year options	5,800	$0.2 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe the property is suitable and adequate for its uses.

We intend to adequately insure the property.

The Federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

L.A. Fitness Portfolio

The property is 100% leased to L.A. Fitness International, LLC. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on this property post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

L.A. Fitness International, LLC owns and operates health and fitness clubs.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller(s)	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
L.A. Fitness I	1	Inland American Real Estate Trust, Inc.	$11.8 million	10.4	7.5% increase every five years	Three five-year options	45,000	$0.9 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe the property is suitable and adequate for its uses.

We intend to adequately insure the property.

The Federal tax basis and the rate of depreciation for the properties will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

New Breed Logistics Portfolio

The property is 100% leased to New Breed Logistics of South Carolina, LLC. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on this property post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

New Breed Logistics LLC manages millions of square feet of ISO-quality warehouse space across more than 70 distribution centers and employs more than 7,000 people worldwide.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller(s)	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
New Breed Logistics I	1	Inland American Real Estate Trust, Inc.	$24.1 million	8.1	None	Two five-year options	390,486	$1.9 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe the property is suitable and adequate for its uses.

We intend to adequately insure the property.

The Federal tax basis and the rate of depreciation for the properties will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

FedEx Ground Portfolio

The property is 100% leased to FedEx Ground Package Systems, Inc., a wholly owned subsidiary of FedEx Corporation (NYSE: “FDX”), which carries an investment grade credit rating as determined by major credit rating agencies.. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on this property post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

FedEx Corporation (“FedEx”) provides a broad portfolio of transportation, e-commerce and business services through companies competing collectively, operating independently and managed collaboratively, under the FedEx brand.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
FedEx I	1	2013 Watertown, LLC	$3.0 million	9.7	None	Two five-year options	21,662	$0.2 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe the property is suitable and adequate for its uses.

We intend to adequately insure the property.

The Federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

Circle K Portfolio

The properties are 100% leased to Mac’s Convenience Stores LLC, a subsidiary of Circle K’s Canada based parent company, Alimentation Couche-Tard, Inc., and the leases are guaranteed by Alimentation Couche-Tord, Inc., which carries an investment grade rating as determined by major credit rating agencies. The leases are net whereby the tenants are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on these properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Mac’s Convenience Stores LLC, doing business as Circle K, operates convenience stores.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller(s)	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Circle K I	19	Wachovia Service Corporation	$25.8 million	15.1	6.5% increase in 2019 and 2024	Five five-year options	54,521	$1.8 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe each property is suitable and adequate for its uses.

We intend to adequately insure each property.

The Federal tax basis and the rate of depreciation for the properties will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

AmeriCold Portfolio

The properties are 100% leased to Versacold USA, a wholly-owned subsidiary of AmeriCold Logistics, LLC and the leases are guaranteed by Americold Realty Operating Partnership, L.P. The leases are net whereby the tenants are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on these properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

AmeriCold is the global leader in temperature-controlled warehousing and logistics to the food industry, offering the most comprehensive warehousing, transportation, and logistics solutions in the world.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller(s)	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
AmeriCold I	9	Inland American Real Estate Trust, Inc.	$169.8 million	14.0	Ranging from 0.5% to 1.75% increases annually	Four five-year options	1,407,166	$12.7 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe each property is suitable and adequate for its uses.

We intend to adequately insure each property.

The Federal tax basis and the rate of depreciation for the properties will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

Financial statements of the tenant are not available. The audited and unaudited financial statements, as applicable, relating to the properties acquired from Inland American Real Estate Trust, Inc., including the

AmeriCold portfolio, required by Rule 3-14 of Regulation S-X have not yet been filed. The Company expects to file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that the Current Report on Form 8-K relating to the acquisition of properties acquired from Inland American Real Estate Trust, Inc. was required to be filed, or by December 10, 2013.

AMEX Travel Portfolio

The properties are 100% leased to American Express Travel Related Services Company, Inc., a subsidiary of American Express Company (NYSE: “AXP”), which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenants are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on these properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

American Express Travel Related Services Co., Inc., a travel agency, provides financial and travel related services for consumers and companies.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller(s)	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
American Express Travel Related Services Company, Inc. I	2	Inland American Real Estate Trust, Inc.	$89.4 million	6.4	5% increase in 2015	Five five-year options	785,164	$7.4 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe each property is suitable and adequate for its uses.

We intend to adequately insure each property.

The Federal tax basis and the rate of depreciation for the properties will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

Set forth below are summary financial statements of the parent of the tenant as described above. American Express Company currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding American Express Company are taken from such filings:

(Amounts in Millions)	Six Months Ended June 30, 2013 (Unaudited)	Year Ended
		December 31, 2012 (Audited)	December 31, 2011 (Audited)	December 31, 2010 (Audited)
Condensed Consolidated Statements of Income Data
Total non-interest revenues	$13,681	$26,954	$25,586	$22,932
Net interest income	2,445	4,628	4,376	4,650
Net income	2,685	4,482	4,899	4,057
Condensed Consolidated Balance Sheets
Total assets	151,933	153,140	153,337	146,689
Long-term debt	52,675	58,973	59,570	66,416
Total stockholders’ equity	19,034	18,886	18,794	16,230

Merrill Lynch, Pierce, Fenner & Smith Portfolio

The properties are 100% leased to Merrill Lynch, Pierce, Fenner & Smith Incorporated, a subsidiary of Bank of America Corporation (NYSE: “BAC”), which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenants are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on these properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Merrill Lynch, Pierce, Fenner & Smith Incorporated offers security brokerage and dealership services and also provides investment advisory services.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller(s)	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
Merrill Lynch, Pierce, Fenner & Smith I	3	Fortress Investment Group, LLC	$156.7 million	11.2	$0.50 increase per rentable square foot per year	Three five-year options	553,941	$12.7 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe each property is suitable and adequate for its uses.

We intend to adequately insure each property.

The Federal tax basis and the rate of depreciation for the properties will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

Set forth below are summary financial statements of the parent of the tenant as described above. Bank of America Corporation currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Bank of America Corporation are taken from such filings:

(Amounts in Millions)	Six Months Ended June 30, 2013 (Unaudited)	Year Ended
		December 31, 2012 (Audited)	December 31, 2011 (Audited)	December 31, 2010 (Audited)
Condensed Consolidated Statements of Income Data
Total interest income	$27,926	$57,400	$66,236	$75,497
Net interest income	21,213	40,656	44,616	51,523
Net income (loss)	5,495	4,188	1,446	(2,238)
Condensed Consolidated Balance Sheets
Total assets	2,123,320	2,209,974	2,129,046	2,264,909
Long-term debt	262,480	275,585	372,265	448,431
Total shareholders’ equity	231,032	236,956	230,101	228,248

SunTrust Portfolio

The properties are 100% leased to wholly-owned subsidiaries of SunTrust Banks, Inc. (NYSE: “STI”), which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenants are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on these properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

SunTrust Banks, Inc. is a leading provider of financial services, particularly in the Southeastern United States.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller(s)	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
SunTrust I	32	Inland American Real Estate Trust, Inc.	$58.0 million	4.3	1.5% increase Annually	One ten-year option, then Six five-year options	182,400	$12.7 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe each property is suitable and adequate for its uses.

We intend to adequately insure each property.

The Federal tax basis and the rate of depreciation for the properties will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

1st Constitution Bancorp Portfolio

The property is 100% leased to 1st Constitution Bank, a subsidiary of 1st Constitution Bancorp. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with proceeds from the sale of our common stock. We may seek to obtain financing on this property post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

1st Constitution Bancorp is a diversified financial services holding company and parent company of 1st Constitution Bank, a state chartered commercial bank.

The following table provides information relating to the seller, purchase price, amount of lease term remaining at the time of acquisition, rental escalations, renewal options, rentable square feet and annualized rental income.

Portfolio	Number of Properties	Seller(s)	Purchase Price	Lease Term Remaining At Acquisition(1)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income(2)
1st Constitution Bancorp I	1	Fortress Investment Group, LLC	$1.9 million	10.3	Greater of CPI or 3% annually	Two five-year options	4,500	$0.1 million

(1)	Remaining lease term in years at acquisition, calculated on a weighted-average basis.
(2)	Annualized rental income at acquisition date on a straight-line basis.

We believe the property is suitable and adequate for its uses.

We intend to adequately insure the property.

The Federal tax basis and the rate of depreciation for the properties will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.”